UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2021

FOCUS FINANCIAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38604	47-4780811
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Third Avenue, 28th Floor
New York, NY 10022
(Address of principal executive offices)
(Zip Code)

(646) 519-2456
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	FOCS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On December 15, 2021, Focus Financial Partners Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), providing for the offer and sale of 3,084,210 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), including 2,500,000 shares by the Company for its own account and 584,210 shares by the Company on behalf of certain of the existing unitholders of Focus Financial Partners, LLC, its operating subsidiary (“Focus LLC”), at a price to the Company of $54.72 per share (representing a public offering price of $57.00 per share, less underwriting discounts of $2.28 per share) (the “Offering”). On December 16, 2021, the Underwriters exercised their option in full to purchase up to 462,631 additional shares of Class A Common Stock at the same price (the “Option Shares”).

The material terms of the Offering are described in the prospectus supplement, dated December 15, 2021, to the prospectus, dated August 30, 2019, together forming a part of the registration statement on Form S-3 (Registration No. 333-233566), filed with the Securities and Exchange Commission on August 30, 2019.

The Offering closed on December 20, 2021. The Company will contribute the net proceeds from the sale of the Class A Common Stock offered by the Company to Focus LLC in exchange for newly issued common units in Focus LLC and Focus LLC will use a portion of such contributed amount to redeem common units from the conversion of vested incentive units in connection with the Offering from certain of our executive officers. Focus LLC will use the remainder of such contributed amount for general corporate purposes.

2,962,631 of the 3,546,841 shares of Class A common stock offered by the Company in this offering (including the Option Shares) will have a dilutive impact on its shareholders.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of December 15, 2021, by and among Focus Financial Partners, Inc. and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named in Schedule A thereto.
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS FINANCIAL PARTNERS INC.

By:	/s/ J. Russell McGranahan
	Name:	J. Russell McGranahan
	Title:	General Counsel and Corporate Secretary

Dated: December 20, 2021